Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX AND MAJORITY STOCKHOLDER ENTER INTO

NEW STRATEGIC ARRANGEMENTS

Anaheim, CA, Oct. 25, 2005 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, announced today that its majority stockholder, WBL Corporation Limited, or Wearnes, in conjunction with a modified Stockholder Agreement, has agreed to serve as a source of expanded manufacturing facilities for M-Flex, if needed by M-Flex. Wearnes is also ready, if necessary, to provide packaging services to assist M-Flex in handling increasing demand for its products while M-Flex’s new manufacturing facilities are under construction. In September, M-Flex announced its plans to expand by nearly 38 percent its existing 525,000 square feet of manufacturing facilities in Suzhou, China in response to strong market demand. The new facility currently is expected to begin operation in the first quarter of fiscal 2007 and at that time is expected to have the capacity to generate approximately $12 million in additional monthly net sales. The company’s current manufacturing facilities can potentially generate between $40 - $45 million in monthly net sales. M-Flex estimates total expenditures for this expanded capacity in China to be approximately $28.5 million.

In announcing these arrangements, Philip Harding, M-Flex’s chief executive officer and chairman of the board of directors, noted that “Wearnes has been a strong financial partner over the years and instrumental in facilitating M-Flex’s growth. We expect to continue to grow at least as fast as the EMS and flexible printed circuit markets, which we currently estimate will expand between 15 to 25 percent per year over the next several years. Wearnes is in a unique position to partner with us to facilitate this expected growth by providing, among other things, supplemental manufacturing space, if needed, while we expand our own manufacturing capacity. We expect this added flexibility in manufacturing and packaging will enable us to bid on additional projects that we would otherwise be forced to forego during the time of our expansion.”

In connection with these arrangements, M-Flex, through a special committee comprising all of the independent directors of its board of directors, and Wearnes, have also agreed to modify the existing stockholder arrangements to eliminate the historical right of Wearnes to nominate up to one-third of M-Flex’s board of directors, and previous restrictions on Wearnes, such as restrictions that precluded Wearnes from purchasing additional shares of M-Flex’s common stock without the approval of M-Flex’s board of directors and limited the ability of Wearnes to enter into financing arrangements that might indirectly affect M-Flex, among other things. “These agreements were implemented in connection with M-Flex’s initial public offering, and the special committee believes that they are no longer necessary or appropriate, given the continuing evolution of the strong relationship between Wearnes and M-Flex,” said Richard Dadamo, chairman of the special committee of the board of directors of M-Flex. The new arrangements also provide that Wearnes will have the right to approve the appointment of any new chief executive officer or the issuance of securities that would reduce Wearnes’ effective ownership of M-Flex to a level that is below a majority of the outstanding shares of common stock. Currently, Wearnes beneficially owns approximately 61 percent of M-Flex’s approximately 24 million outstanding shares, although, under generally accepted accounting principles in Singapore, Wearnes is deemed to effectively own approximately 56% of M-Flex’s current outstanding stock. M-Flex’s CEO, Philip Harding, has served in that role since 1988 and is expected to continue as M-Flex’s CEO for the foreseeable future.

According to Mr. Tan Choon Seng, Wearnes’ chief executive officer, the new stockholder arrangements with M-Flex are intended to facilitate M-Flex’s ongoing growth and also reinforce the strong ties with Wearnes, which has been a substantial stockholder in M-Flex for almost 20 years. “M-Flex’s senior management has a proven track record as evidenced by the company’s consistent performance and vigorous growth over the years, as well as the strong competitive position it has achieved in the global marketplace. We applaud M-Flex’s exemplary accomplishments, and are proud to be a stockholder. As M-Flex’s management team continues to build the business, Wearnes is happy to provide its support, and make available manufacturing facilities and packaging services to partner and help M-Flex in its growth,” Tan said.

Recently, M-Flex was named by Business Week magazine as one of the “100 Best Small Companies” in the country based on its three-year results in sales growth, earnings growth and return on invested capital.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, portable bar code scanners, personal digital assistants, power supplies and consumable medical sensors. M-Flex completed its initial public offering in June 2004, and its common stock is quoted on the Nasdaq National Market under the symbol MFLX.

About Wearnes

Wearnes is a dynamic international group with an established reputation in its core manufacturing, distribution and property businesses in its key markets. Management is committed to building the Group’s operational and technical expertise in these areas and to keep Wearnes at the forefront of developments with the leaders in the field.

It is this philosophy which has helped to transform the Group into one of the leading names in Singapore’s fast growing technology sector. Today, Wearnes is ranked among the top 100 Companies, by market capitalization, on the SGX-ST. It had revenues of over $1.0 billion in its fiscal year 2004 and operates in over 10 countries.

Certain Forward-Looking Statements

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the company’s expansion plans, including the timing, cost, benefits, competitive advantages, funding options and size of such expansion, market demand and growth, market segmentation and opportunities, net sales, the potential net sales for the company’s current and future facilities, current and upcoming programs, the company’s manufacturing capabilities, the company’s relationship and opportunities with its current and new customers, the trends in the company’s customers’ usage of flexible printed circuits and the competitive advantages of the company. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, the company’s future operations and financial condition or prospects, and any other statement that is not historical fact, including any statement which is preceded by the words “believe,” “will,” “plan,” “expect,” “estimate,” or similar words. For all of the foregoing forward-looking statements, the company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the company’s expectations. Important factors that could cause actual results to differ materially from those stated or implied by the company’s forward-looking statements include the company’s effectiveness in managing expansion of its facilities and operations, including the timing and cost of such expansion, the impact of changes in demand for the company’s products, the company’s success with new and current customers, the company’s ability to diversify its customer base, the company’s effectiveness in managing manufacturing processes and costs, the degree to which the company is able to utilize available manufacturing capacity, enter into new markets and execute its strategic plans, the company’s ability to successfully manage power shortages in China, the impact of competition and of technological advances, and other risks detailed from time to time in the company’s SEC reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005. These forward-looking statements represent the company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.